The unaudited pro forma consolidated balance sheet and statement of operations reflects amounts as if the transaction, which concluded on February 22, 2013, had occurred on June 30, 2012 and December 31, 2012 by and between Swingplane Ventures Inc. (the “Company”) and Mid Americas Corp (“Mid Americas”), a corporation incorporated under the laws of the country of Belize (“Mid Americas”).

The information presented in the unaudited pro forma combined financial statements does not purport to represent what the financial position or results of operations would have been had the acquisition occurred as of June 30, 2012 and December 31, 2012, nor is it indicative of future financial position or results of operations.  You should not rely on this information as being indicative of the historical results that would have been achieved had the companies always been combined, or the future result that the combined company will experience after the Exchange Transaction is consummated.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable under the circumstances. The unaudited pro forma financial statements should be read in conjunction with the accompanying notes and assumptions and the historical financial statements of the Company and Mid Americas.

On April 23, 2012 Mid Americas entered into a Mineral Property Option Agreement (the “Original Property Agreement”) with Gunter Stromberger and Elsa Dorila Durate Horta (the “Vendors”) in respect to a property known as the Algarrobo .  Under the terms of the Option Agreement Mid Americas has the rights to acquire 75% of certain mining concessions in Chile from the Vendors in consideration for cash payments and certain exploration expenditures. On July 27, 2012 Mid Americas entered into Amendment Number 1 to the Original Property Agreement, and on September 27, 2012, Mid Americas entered into Amendment Number 2 to the Original Property Agreement (the “Amendments”).

On October 15, 2012, the Company entered into an assignment agreement (the “Assignment Agreement”) in respect of the aforementioned Original Property Agreement and the Amendments with Mid Americas. Under the terms of the Assignment Agreement Mid Americas assigned all of the rights under the Original Property Agreement and the Amendments in consideration for the assumption of the ongoing obligations under the Original Property Agreement and the Amendments thereto, certain share based consideration and certain other terms and conditions.

The Assignment Agreement required the following actions to be taken to finalize closing:

●	the Company was required to assume the November 30, 2012 payment obligation of $250,000 under the Option Agreement and all other payments thereafter due under the Option Agreement;
●	cause the cancellation of a total of 337,500,000 of its common stock currently held by Michel Voyer, an officer and director of the Company;
●
file a registration statement with the requisite regulatory authorities to raise up to $10,000,000 by way of the sale of up to 40,000,000 shares of the common stock of  the Company, of which no less than seventy-five percent of the funds raised under such registration statement was  used to fund the required payments under the Option Agreement;

●
issue a total of  100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company. The preferred stock will be convertible into shares of common stock of the Company on the basis of 50 shares of common stock for each 1 share of preferred stock. Further, the preferred stock will carry voting rights of 100 shares per each share of preferred stock.

On January 21, 2013, the Company and Mid Americas announced the renegotiation of the Assignment Agreement, whereby the Company would enter into a share exchange agreement with Mid Americas, which closed on February 22, 2013 (the “Share Exchange Agreement”).

Under the terms of the Share Exchange Agreement, the Company acquired all of the issued and outstanding shares of Mid Americas in exchange for the issuance of a total of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company issued to the shareholders of Mid Americas. The preferred stock is convertible into shares of common stock of the Company on the basis of 50 shares of common stock for each 1 share of preferred stock. Further, the preferred stock will carry voting rights of 100 shares of common stock for each one share of preferred stock.

Mid Americas also retains the following obligations under the Option Agreement:

(i)	$950,000 cash payments through to October 15, 2012 (complete)
(ii)	$250,000 cash payment due on November 30, 2012 (complete)
(iii)	$750,000 cash payment on or before June 30, 2013
(iv)	$750,000 cash payment on or before June 30, 2014
(v)
$5,000,000 cash payment to be made from net proceeds of Production. Net proceeds from Production shall be split as to two-thirds (2/3) to the Optionee and one-third (1/3) to the Optionors until the Optionors shall have received $5,000,000.   Thereafter, the Optionors will revert to a twenty-five (25%) percent carried interest whereby, the Optionors will receive twenty-five percent (25%) of  the net proceeds from Production for the life of the project, which may sold, transferred or assigned.

Further, the agreement calls for Mid Americas to incur expenditures in an aggregate amount of $20,000,000 over a period of three (3) years from the Effective Date (October 1, 2012) as follows:

(i)
$10,000,000 to be placed in trust with the Optionee for expenditure on the Property within 180 days of the Effective Dateto be fully expended within eighteen (18) months of the Effective Date. (March 30, 2013)

(ii)	$10,000,000 to be expended on or before three years from the Effective Date (October 1, 2015);
(iii)
until the Option is earned retain the services of Gunter Stromberger at a fee of $25,000 per month, which fee shall commence with the commencement of operations on the mining concessions by Mid Americas.

The business combination will be accounted for as a reverse acquisition and recapitalization using accounting principles applicable to reverse acquisitions whereby the financial statements subsequent to the date of the transaction will be presented as a continuation of the Mid Americas. Under reverse acquisition accounting Mid Americas (subsidiary) is treated as the accounting parent (acquirer) and the Company (parent) is treated as the accounting subsidiary (acquiree). All outstanding shares of the Company will be restated to reflect the effect of the business combination and Mid Ameicas will become a 100% owned subsidiary of the Company.

On January 31, 2013 Mid Americas effected a 1,000 for 1 stock split effectively increasing the issued and authorized share capital from 5,000 to 5,000,000 shares, and reducing the par value per share from $10 to $0.01 per share. The effect of this split has been retroactively applied to the common stock balances at June 30, 2012 and December 31, 2012,  and reflected in all common stock activity presented in these proforma financial statements.

In accordance with the terms of the Exchange Agreement, on the Closing Date, we issued a total of 100,000,000 shares of common stock of the Company and 5,000,000 shares of preferred stock of the Company to the Selling Stockholders  in exchange for 100% of the issued and outstanding capital stock of Mid Americas (the “Transaction”).  As a result of the Transaction, the Selling Stockholders acquired 42.5% of our issued and outstanding common stock and 100% of our issued and outstanding preferred stock, Mid Americas became our wholly-owned subsidiary, and we acquired the business and operations of Mid Americas.

SWINGPLANE VENTURES, INC.
(An Exploration Stage Corporation)
PROFORMA CONSOLIDATED BALANCE SHEET
June 30, 2012
(UNAUDITED)

	The Company	Mid Americas	Adjustments		Note		Pro Forma

Assets
Current
Cash	$18,494	$-					$18,494
Total current assets	18,494	-					18,494

Total assets	$18,494	$-	$				$18,494

Liabilities
Accounts payable and accrued liabilities	$3,450	$401,850					$405,300
Total current liabilities	3,450	401,850					405,300

Stockholders’ Equity (Deficit)
Preferred stock: $0.001 par value preferred shares	-	-		5,000	(a	)	5,000
Capital stock - $0.001 par value common shares	472,500	50,000		50,000	(a	)	235,000
				(337,500)	(c	)
Shares subscription receivable		(650,000)					(650,000)
Additional paid-in capital	(427,500)	950,000		(84,956)	(a	)	775,044
				337,500	(c	)
Deficit accumulated during the exploration stage	(29,956)	(751,850)		29,956	(b	)	(751,850)
Total stockholders’ equity (deficit)	15,044	(401,850)		-			(386,806)
Total liabilities and stockholders’ equity (deficit)	$18,494	$-		$-			$18,494

SWINGPLANE VENTURES, INC.
(An Exploration Stage Corporation)
PROFORMA CONSOLIDATED STATEMENTS OF OPERATIONS
For the period ended June 30, 2012
(UNAUDITED)

	The Company	Mid Americas	Adjustments	Pro Forma

REVENUE	-	-	-	-

OPERATING EXPENSES
Exploration expenses	$-	$700,000	-	$700,000
Consulting fees	-	50,000	-	50,000
Incorporation costs	-	1,850	-	1,850
Other general and administrative expenses	29,956	-	-	29,956
OPERATING LOSS	(29,956)	(751,850)	-	(781,806)

NET LOSS	$(29,956)	$(751,850)	$-	$(781,806)

Unaudited Comparative Pro Forma Per Share Data

The table below summarizes selected per share information about Swingplane and Mid Americas.

	Swingplane Historical	Mid Americas Historical	Pro Forma Amounts
Common Shares (thousands) outstanding at June 30, 2012	472,500	5,000	235,000
Preferred Shares (thousands) outstanding at June 30, 2012	-	-	5,000
Basic earnings (loss) per share from operations:
For the year ended June 30, 2012	$(0.00)	$(0.15)	$(0.00)
Diluted earnings (loss) per share from operations:
For the year ended June 30, 2012	$(0.00)	$(0.15)	$(0.00)

Pro Forma adjustments:

(a)
Reflects the effect of the business combination on the acquisition of Mid Americas for the impact of the issuance of a total of 100,000,000 shares of the Company’s common stock and 5,000,000 shares of the Company’s preferred stock in exchange for all issued and outstanding 5,000 shares of Mid Americas.

(b)	Transfer of the accumulated deficit during the exploration stage to additional paid in capital.
(c)	337,500,000 shares cancelled in respect to option agreement